UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2017

TEL OFFSHORE TRUST

(Exact name of registrant as specified in its charter)

Texas	000-6910	76-6004064
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Bank of New York Mellon Trust Company, N.A., Trustee Global Corporate Trust 919 Congress Avenue Austin, Texas (Address of principal executive offices)	78701 (Zip Code)

Registrant’s telephone number, including area code:   (512) 236-6599

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01                   Other Events.

Settlement of Probate Proceeding and Termination of the Trust

As previously disclosed in Current Reports on Form 8-K previously filed by the TEL Offshore Trust (the “Trust”) with the Securities and Exchange Commission (“SEC”), The Bank of New York Mellon Trust Company, N.A. (the “Corporate Trustee”), Glenn M. Karisch, the attorney ad litem (the “Ad Litem”) appointed by the Probate Court of Travis County, Texas (the “Court”) in the previously announced probate proceeding (the “Probate Proceeding”), RNR Production Land and Cattle Co., Inc. (“RNR”) and Albert and Joyce Speisman (the “Speismans,” and together with RNR and the Ad Litem, the “Plaintiffs”) entered into a Settlement Agreement (the “Corporate Trustee Settlement Agreement”) with respect to all claims previously asserted against the Corporate Trustee.

At the hearing held on May 15, 2017, the Court approved, among other motions, the Corporate Trustee Settlement Agreement, the Final Judgment as to Corporate Trustee and the Final Judgment Modifying and Terminating the Trust.  The time period for appeal of the Final Judgment as to Corporate Trustee and the Final Judgment Modifying and Terminating the Trust expired on June 14, 2017 with no appeals having been filed. In accordance with the terms of the Corporate Trustee Settlement Agreement and the Final Judgment Modifying and Terminating the Trust, the Corporate Trustee paid the sum of $4 million into the TEL Offshore Trust Qualified Settlement Fund (the “QSF”) on June 21, 2017 and transferred to the QSF all funds remaining in the Trusts’s segregated account on June 21, 2017.

In addition and in accordance with the terms of the Corporate Trustee Settlement Agreement and the Final Judgment Modifying and Terminating the Trust:

•                  the Trust shall terminate as of 5:00 p.m. Eastern Daylight Saving Time on June 30, 2017 (the “Record Date and Time”) and all of the units of beneficial interest in the Trust (“Units”) shall cease to exist;

•                  the Trust’s transfer books shall be closed and any trading of the Units shall not be permitted after the Record Date and Time; and

•                  as of the Record Date and Time, the rights of each Unit holder shall be limited to its rights with respect to the QSF.

The foregoing descriptions of the Corporate Trustee Settlement Agreement and the Final Judgment Modifying and Terminating the Trust are not complete and are qualified in their entirety by reference to the full text thereof, copies of which were filed as Exhibits 99.1 and 99.2, respectively, to the Current Report on Form 8-K filed by the Trust with the SEC on May 17, 2017.

Administration of QSF

Pursuant to the Corporate Trustee Settlement Agreement and the Final Judgment Modifying and Terminating the Trust, the  Corporate Trustee and individual trustees of the Trust (collectively, the “Trustees”) have no involvement or duties with the administration of the QSF or the distribution of funds from the QSF.  The Trustees have no liability to any current or former owners of Units regarding the administration of the QSF or the distribution of funds from the QSF, whatsoever. The QSF shall be administered by Karl Johnson, the Administrator/Trustee of the QSF previously appointed by the Court.  Unit holders having questions regarding the QSF and the claims procedures under the QSF should contact Karl Johnson. Attached to this Current Report on Form 8-K as Exhibit 99.1 is a Notice to TEL Offshore Unitholders provided by the Trustee/Administrator of the QSF.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Notice to TEL Offshore Trust Unitholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEL Offshore Trust

	By:	The Bank of New York Mellon Trust Company, N.A.,
as Trustee

Date: June 30, 2017	By:	/s/ Michael J. Ulrich
	Name:	Michael J. Ulrich
	Title:	Vice President and Trust Officer

Exhibit Index

Exhibit Number	Description
99.1	Notice to TEL Offshore Trust Unitholders